CERTIFICATE OF TRUST

                                       OF

                            GREENFIELD CAPITAL TRUST


              This Certificate of Trust is being executed as of December 7, 1995 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

              The undersigned hereby certify as follows:

              1. Name. The name of the business trust is Greenfield Capital Trust (the "Trust").

              2. Delaware Trustee. The name and address of the trustee of the Trust that has its principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Wilmington, Delaware 19711.

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              IN WITNESS WHEREOF, the undersigned,  being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                          TRUSTEES

                                          THE BANK OF NEW YORK,
                                            as Property Trustee



                                          By:  /s/ Paul J. Schmalzel
                                               ________________________________
                                               Name:  Paul J. Schmalzel
                                               Title: Assistant Treasurer


                                          THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee



                                          By:  /s/ Joseph F. Leary
                                               ________________________________
                                               Name:  Joseph F. Leary
                                               Title: Vice President



                                               /s/ Roger B. Farley
                                               ________________________________
                                               Roger B. Farley, as Trustee



                                               /s/ Paul W. Jones
                                               ________________________________
                                               Paul W. Jones, as Trustee



                                               /s/ Gary L. Weller
                                               ________________________________
                                               Gary L. Weller, as Trustee
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